Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

The Singing Machine Company, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	(1)	(1)	(1)		(1)	(1)	(1)	(1)	(1)

Fees Previously Paid	Equity	Common Stock	457	(c)	(1)	(2)	$(1)		$2,319.15
	Total Offering Amounts						$(1)		$2,319.15
	Total Fees Previously Paid								$2,319.15
	Total Fee Offsets								$0
	Net Fee Due								$0

(1)	The registration statement registers 1,841,274 shares of common stock, par value $0.01 per share (the “Common Stock”), of The Singing Machine Company, Inc., a Delaware corporation, for resale by the selling stockholders. The shares of Common Stock included in this registration statement were previously registered on a Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on September 3, 2021 (Registration No. 333-259341)(the “Initial Registration Statement”) and declared effective by the SEC on September 15, 2021. The Initial Registration Statement initially registered 2,285,715 shares of Common Stock (consisting of (i) 569,048 shares of common stock and (ii) 1,716,667 shares of common stock that may be issued upon exercise of warrants). At the time of the filing of the Initial Registration Statement, the filing fee based on a bona fide estimate of the maximum offering price, computed in accordance with Rule 457 under the Securities Act, was paid as described in note 2 below.

(2)	In connection with the filing of the Initial Registration Statement, the proposed maximum offering price per unit was estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act based on the average of the high and low prices of the registrant’s Common Stock as reported on OTCQX on August 31, 2021.